EXHIBIT 99.1

Corporate Contact: Angela Reale (609) 656-0181 Media Contact: Denyse Dabrowski (201) 488-0049

Performance Health Technologies Commences
Trading Under Symbol PFMH

TRENTON, NJ – August 12, 2008 – Performance Health Technologies, Inc. (PHT), a leader in the development and marketing of innovative products that guide and monitor exercise, today announced that their common stock has begun trading on the OTC Bulletin Board (OTCBB.com), under the symbol “PFMH.”

“We are positioned for a period of exceptional growth,” said Robert D. Prunetti, chief executive officer of PHT.  “We can now focus our efforts towards increasing shareholder value and expanding the market reach of our proprietary Core:Tx® technology, currently being used by therapists and healthcare professionals, to make the entire rehabilitation process more efficient, from providing therapy, to optimizing reimbursement.”

About Performance Health Technologies, Inc.

Performance Health Technologies develops and markets performance evaluation and rehabilitation products that monitor and guide exercise and give real-time motivational feedback. Additional information can be obtained by calling the Company’s headquarters in Trenton, New Jersey, 609-656-0800, and through the Company website www.performancehealth.com.

Safe Harbor for Forward-Looking Statements

The foregoing contains “forward-looking statements,” which are based on management’s beliefs, as well as on a number of assumptions concerning future events and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.